                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC   20549

                             --------------------

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  July 25, 1996

                            GANDER MOUNTAIN, INC.
                    --------------------------------------
            (Exact name of registrant as specified in its charter)

                                  Wisconsin
                    --------------------------------------
                (State or other jurisdiction or incorporation)



        0-14579                                             39-1742710
- -------------------------------                       --------------------------
(Commission File Number)                              (I.R.S. Employer I.D. No.)


Highway W,  P.O. Box 128
      Wilmot, Wisconsin                                           53192
- -------------------------------                       --------------------------
(Address of Principal Executive                                   ( Zip Code )
        Offices)



                                  414-862-2331
                    --------------------------------------
              (Registrant's telephone number; including area code)

Item 2.    Acquisition or Disposition of Assets

     a. On May 17, 1996, the Company sold selected catalog assets including the customer list, certain other intangible assets and selected inventory with an aggregate net book value of approximately $26.5 million to Cabela's Incorporated for $35.0 million in cash. As a result of the sale, the Company is exiting the catalog business and winding-down its catalog operations during the fourth quarter of fiscal 1996. No additional catalogs are planned to be mailed and no new catalog inventory is being purchased. The catalog business exit strategy will include liquidation of the remaining catalog inventory not sold above (primarily through the retail stores), selling the fixed assets of the catalog business and selling the Company's combined headquarters, distribution and retail store facility in Wilmot, WI with the intent of leasing back the portion needed for the retail business. The sale price was determined by arms length negotiation.

           On July 25, 1996, the Company sold the assets of its three Minnesota stores (Duluth, Maple Grove and St. Cloud) and two stores in Wisconsin (Eau Claire and LaCrosse) to Holiday Stationstores, Inc. ("Holiday") for $16.2 million. The sale included the purchase of inventory, store fixtures and leasehold improvements, along with the assumption of certain existing leases for the facilities. In addition, Holiday offered employment to all of Gander Mountain's existing employees in the above stores. Holiday will continue to have the right to operate the stores under the Gander Mountain name until January 31, 1997.

           On July 31, 1996, the Company sold its combined headquarters, distribution and retail store facility in Wilmot, Wisconsin to Pleasant Company for net proceeds of $6.6 million after tax prorations and escrowed funds. Under the agreement, the Company can continue to occupy the facility until June 1, 1997 with extended rental option periods for the retail store space beyond that date.

Item 7.    Financial Statements and Exhibits

     b. Pro forma financial information is attached for the transactions described in Item 2 above.

     c.    Exhibits
           2.1 Asset Purchase Agreement between Cabela's, Inc. and Gander Mountain, Inc., dated as of April 10, 1996. *

           2.2 Asset Purchase Agreement between Holiday Stationstores, Inc. and Gander Mountain, Inc. dated as of July 11, 1996.

           * Incorporated by reference from the Registrant's Form 8-K filing on June 3, 1996.

                                   SIGNATURE



           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GANDER MOUNTAIN, INC.


Date:  August 1, 1996                   BY______________________
                                          Kenneth C. Bloom
                                          Chief Financial Officer

                             GANDER MOUNTAIN, INC.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


The accompanying unaudited pro forma consolidated financial statements include the effects of the sale of selected catalog assets to Cabela's Incorporated on May 17, 1996, the catalog business wind-down and exit strategy, as described below, the sale of the assets of five retail stores to Holiday Stationstores on July 25, 1996, and the sale of the Company's Wilmot facility on July 31, 1996, as if such events had occurred, for balance sheet purposes, on March 30, 1996 and, for statement of operations purposes, on July 3, 1994. These unaudited pro forma consolidated financial statements are provided for informational purposes only and should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto.

On May 17, 1996, the Company sold selected catalog assets including the customer list, certain other intangible assets and selected inventory with an aggregate net book value of $26.5 million to Cabela's Incorporated for $35.0 million in cash. As a result of the sale, the Company is exiting the catalog business and winding-down it's catalog operations during the fourth quarter of fiscal 1996. No additional catalogs will be mailed and no new catalog inventory is being purchased. The catalog business exit strategy includes liquidation of the remaining catalog inventory not sold above (primarily through the retail stores), selling the fixed assets of the catalog business and selling the Company's combined headquarters, distribution and retail store facility in Wilmot, WI with the intent of leasing back the portion needed for the retail business.

On July 25, 1996, the Company sold the assets of its three Minnesota stores (Duluth, Maple Grove and St. Cloud) and two stores in Wisconsin (Eau Claire and LaCrosse) to Holiday Stationstores, Inc. ("Holiday") for $16.2 million. The sale included the purchase of inventory, store fixtures and leasehold improvements, along with the assumption of certain existing leases for the facilities. In addition, Holiday offered employment to all of Gander Mountain's existing employees in the above stores. Holiday will continue to have the right to operate the stores under the Gander Mountain name until January 31, 1997.

On July 31, 1996, the Company sold its combined headquarters, distribution and retail store facility in Wilmot, Wisconsin to Pleasant Company for net proceeds of $6.6 million after tax prorations and escrowed funds. Under the agreement, the Company can continue to occupy the facility until June 1, 1997 with extended rental option periods for the retail store space beyond that date.

The unaudited pro forma adjustments are based upon available information and certain assumptions and estimates that management believes are reasonable in the circumstances and are subject to audit adjustments. The unaudited pro forma consolidated financial information purports neither to represent what the Company's financial position or results of operations would actually have been if the events had occurred on the dates specified nor to be indicative of the Company's future results.

                             GANDER MOUNTAIN, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            Year Ended July 1, 1995
                   (in thousands, except for per share data)

                                                        Pro Forma       Pro Forma
                                                      Adjustments for  Adjustments
                                                      Sale of Catalog  for Sale of
                                                      Assets and Exit  Retail Store
                                                      from Catalog      Assets and      Pro Forma
                                       Historical     Business (1)     Facility (2)    As Adjusted
                                       ----------     ------------     ------------    -----------
Net sales                                297,784        (202,270)        (23,278)        72,236
Cost of goods sold                       201,843        (136,992)        (15,773)        49,078
                                        --------        --------         -------         ------
Gross profit                              95,941         (65,278)         (7,505)        23,158

Selling, general & administrative(3)      95,453         (62,421)         (5,283)        27,749
Special charge (4)                        11,510         (11,200)         -                 310
                                        --------        --------         -------         ------

Loss from operations                     (11,022)          8,343          (2,222)        (4,901)

Net interest expense (5)                   4,635          (2,577)         (1,537)           521
Other  - net (6)                           1,326            (602)         -                 724
                                        --------        --------         -------         ------

Loss before income taxes                 (16,983)         11,522            (685)        (6,146)

Income tax provision (7)                  (6,199)          4,206            (250)        (2,243)
                                        --------        --------         -------         ------

Net loss                                 (10,784)          7,316            (435)        (3,903)

Preferred redeemable stock dividends       1,112          -               -               1,112
                                        --------        --------         -------         ------

Net loss to common shareholders         ($11,896)         $7,316           ($435)       ($5,015)
                                        ========        ========         =======         ======
Net loss per share:
     Primary                              ($3.69)                                        ($1.56)
                                        ========                                         ======
     Fully Diluted                        ($3.69)                                        ($1.56)
                                        ========                                         ======

Weighted Average common and
common equivalent shares:
     Primary                               3,224                                          3,224
                                        ========                                         ======
     Fully Diluted                         3,224                                          3,224
                                        ========                                         ======

                             GANDER MOUNTAIN, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 For the Thirty-Nine Weeks Ended March 30, 1996
                   (in thousands, except for per share data)

                                                        Pro Forma         Pro Forma
                                                      Adjustments for    Adjustments
                                                      Sale of Catalog    for Sale of
                                                      Assets and Exit   Retail Store
                                                       from Catalog      Assets and       Pro Forma
                                       Historical      Business (1)     Facility (2)     As Adjusted
                                       ----------      -----------      -----------      -----------
Net sales                                  264,486         (151,105)         (25,802)         87,579
Cost of goods sold                         186,014         (104,791)         (18,531)         62,692
                                          --------         --------          -------          ------
Gross profit                                78,472          (46,314)          (7,271)         24,887

Selling, general & administrative (3)       81,159          (49,221)          (5,721)         26,217
Special charge (4)                           5,300           (1,627)          -                3,673
                                          --------         --------          -------          ------

Loss from operations                        (7,987)           4,534           (1,550)         (5,003)

Net interest expense (5)                     5,006           (2,092)          (1,402)          1,512
Other  - net (6)                               406             (205)          -                  201
                                          --------         --------          -------          ------

Loss before income taxes                   (13,399)           6,831             (148)         (6,716)

Income tax provision                           408           -                -                  408
                                          --------         --------          -------          ------

Net loss                                   (13,807)           6,831             (148)         (7,124)

Preferred redeemable stock dividends           832           -                -                  832
                                          --------         --------          -------          ------

Net loss to common shareholders           ($14,639)          $6,831            ($148)        ($7,956)
                                          ========         ========          =======         =======
Net loss per share:
Primary                                     ($4.51)                                           ($2.45)
                                          ========                                           =======
Fully Diluted                               ($4.51)                                           ($2.45)
                                          ========                                           =======

Weighted Average common and
common equivalent shares:
Primary                                      3,247                                             3,247
                                          ========                                           =======
Fully Diluted                                3,247                                             3,247
                                          ========                                           =======

                             GANDER MOUNTAIN, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 March 30, 1996
                                 (in thousands)

                                                                    Pro Forma Adjustments (1), (2)
                                                         -------------------------------------------------------
                                                         Sale of Catalog     Exit from Catalog Sale of Store       Pro Forma
                                            Historical        Assets         Business          Assets & Facility  As Adjusted
                                            ----------   ---------------     ----------------  -----------------  -----------
ASSETS
Current assets:
  Cash                                         $5,278               -                 -                -              $5,278
  Accounts receivable                           5,076               -                 -                -               5,076
  Inventory                                    69,828            (26,315)(8)          -              (9,102)(16)      34,411
  Prepaid catalog expenses                      3,723               -               (1,923)(10)        -               1,800
  Assets held for sale                            100               -                7,335 (11)      (7,000)(17)         435
  Other current assets                             36               -                 -                -                  36
                                             --------           --------          --------         --------          -------
                                               84,041            (26,315)            5,412          (16,102)          47,036

Property and equipment - net                   33,697               -              (19,085)(12)      (3,464)(17)      11,148
Intangible assets - net                           610               (149)(8)          (438)(13)        -                  23
                                             --------           --------          --------         --------          -------
                                             $118,348           ($26,464)         ($14,111)        ($19,566)         $58,207
                                             ========           ========          ========         ========          =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                            $25,021               -                 -                -             $25,021
  Notes payable to bank                        47,459            (14,071)(9)          -             (22,974)(18)      10,414
  Current portion of long-term obligation      19,500            (19,500)(9)          -                -                   0
  Other current liabilities                    10,478               -                4,127 (14)        (599)(19)      14,006
                                             --------           --------          --------         --------          -------
                                              102,458            (33,571)            4,127          (23,573)          49,441

Long-term obligations                               0               -                2,119 (14)         500 (20)       2,619

Redeemable preferred stock                     20,000               -                 -                -              20,000

Shareholders' deficit                          (4,110)             7,107 (15)      (20,357)(15)       3,507 (21)     (13,853)
                                             --------           --------          --------         --------          -------

                                             $118,348           ($26,464)         ($14,111)        ($19,566)         $58,207
                                             ========           ========          ========         ========          =======

                             GANDER MOUNTAIN, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     (1) Reflects the sale of catalog inventory and intangible assets to Cabela's which occurred on May 17, 1996 and subsequent exit from the catalog business in the fourth quarter of fiscal 1996.

     (2) Reflects the sale of the assets of five retail stores to Holiday Stationstores, Inc. which occurred on July 25, 1996 and the sale of the Company's Wilmot facility which occurred on July 31, 1996.

     (3) Selling, general and administrative expenses for the catalog business include historical allocations of centralized distribution center, information technology, accounting, administrative, human resource and loss prevention expenses of $11.7 million and $9.2 million, respectively, for the year ended July 1, 1995 and the thirty-nine weeks ended March 30, 1996. The allocations represent the estimated incremental expenses incurred on behalf of the catalog operations. Selling, general and administrative expenses for the retail stores include expenses directly attributable to individual stores and do not include allocations of general corporate overhead.

     (4) The fiscal 1995 special charge attributed to the catalog business includes $5.0 million for the abandonment of certain internally developed catalog business software, $4.5 million for the write-down of catalog aged inventory, $1.0 million severance for catalog personnel, $0.5 million EZ pay receivable bad debt reserve and $0.2 million in costs related to termination of two catalog joint ventures. The fiscal 1996 special charge attributed to the catalog business of $1.6 million is based on the proportion of catalog inventory to total inventory included in the liquidation plan.

     (5) The pro forma adjustments to interest expense were calculated assuming the net proceeds from the catalog assets sale of $33.6 million were used to retire all long term loans outstanding and, including the net proceeds from the retail store assets sale of $15.8 million, the new long term loan of $0.5 million and the proceeds from the sale of the Wilmot facility of $6.6 million, a portion of the revolving line of credit indebtedness at July 3, 1994. The average interest rates for such indebtedness was 7.1 percent and 8.2 percent, respectively, for the year ended July 1, 1995 and the thirty-nine weeks ended March 30, 1996. Also, interest expense was increased for the six percent annual interest due on the new $0.5 million long term loan.

     (6) The pro forma adjustments to other expense include amortization associated with intangible assets sold or written-off as part of the disposition of the catalog business of $0.3 million and $0.2 million, respectively, for the year ended July 1, 1995 and the thirty-nine weeks ended March 30, 1996.

                             GANDER MOUNTAIN, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     (7) The pro forma income tax benefit adjustment for the year ended July 1, 1995 is based on the Company's historical effective tax rate.

     (8) Book value of inventory and customer list intangible asset included in catalog assets sold.

     (9) Cash proceeds have been reduced by $1.4 million representing estimated transaction costs for financial advisors, associate transaction incentives, bank fees and legal expenses. The net proceeds from the catalog assets sale of $33.6 million were used to retire all long term loans outstanding and with the remainder applied against the revolving line of credit indebtedness.

     (10) Represents write-off of prepaid catalog expenses of $1.4 million for which there will be no future catalog sales benefit as a result of exiting the catalog business and the write-down to estimated net realizable value of prepaid paper stock of $0.3 million and the reclassification of the balance of $0.3 million to assets held for sale.

     (11) Represents reclassification of various catalog fixed assets to assets held for sale at estimated net realizable value less selling costs as well as the paper stock noted in Note (10).

     (12) Represents the net book value of assets which will be held for sale including the fixed assets of the catalog business and the Company's combined headquarters, distribution and retail store facility.

     (13) Represents the write-off of deferred organization and financing costs with no future benefits as a result of the disposition of the catalog operation.

     (14) Represents future costs associated with the disposition of the catalog business. The remaining value of operating lease obligations relating to computer equipment used only in the catalog business amounts to $3.1 million, of which $2.1 million extends beyond one year. Severance and stay-put bonuses for catalog associates amount to $1.5 million and reserves of $1.7 million for future estimated costs, claims and contingencies.

                             GANDER MOUNTAIN, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     (15) The net estimated pro forma increase to shareholders' deficit of $13.3 million is calculated as follows (in millions):

             Gross proceeds                                                                 $ 35.0
             Less:
                 Book value of assets sold                                                    26.5
                 Direct transaction costs                                                      1.4
                 Assets held for sale write-downs to net realizable value                     12.1
                 Value of remaining catalog lease obligations                                  3.1
                 Severance and stay-put bonuses                                                1.5
                 Write-off prepaid catalog expenses                                            1.4
                 Reserve for future estimated costs, claims and contingencies                  1.7
                 Write-off deferred organization and financing costs                           0.4
                 Other                                                                         0.2

             Tax benefit - offset entirely by valuation allowance                               -
                                                                                           -------

             Net adjustment to shareholders' deficit                                        $ 13.3
                                                                                            ======

     (16)    Represents the book value of inventory sold.

     (17)    Represents the net book value of assets sold.

     (18) Cash proceeds, net of transaction costs, include $15.8 million from the sale of the stores, $0.5 million from a new long term loan payable to the purchaser and $6.6 million from the sale of the Wilmot facility.

     (19) Represents the book value of liabilities assumed by purchaser and amounts escrowed for accrued taxes payable in the future.

     (20) Represents new long term loan payable to purchaser in four years and accruing interest at 6 percent annually, paid at maturity.

                             GANDER MOUNTAIN, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


     (21) The net estimated pro forma reduction in shareholders' deficit of $3.5 million is calculated as follows (in millions):

                     Gross proceeds from sale of store assets                  $ 16.2
                     Gross proceeds from sale of Wilmot facility                  7.0
                     Less:
                          Book value of store assets sold                        12.2
                          Book value of Wilmot facility held for sale             7.0
                          Direct transaction costs                                0.3
                          Tax expense - offset entirely by reduction
                             in valuation allowance                                -
                                                                             --------
                     Net reduction in shareholders' deficit                     $ 3.5
